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                                                                    EXHIBIT 12.1

                             AMKOR TECHNOLOGY, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        (IN THOUSANDS EXCEPT RATIO DATA)


                                                                  YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------
                                                     1996              1997              1998
                                               ----------------  ----------------  ----------------
Earnings

   Income before income taxes and equity in
      income  (loss) of investees..........    $         43,012  $         61,006  $        100,735

   Interest expense........................              27,716            37,993            25,860

   Amortization of debt issuance costs.....                 --                --              1,217

   Interest portion of rent................               1,822             2,236             2,584

   Less (earnings) loss of affiliates......                (661)             (512)              --
                                               ----------------  ----------------  ----------------

                                               $         71,889  $        100,723  $        130,396
                                               ================  ================  ================

Fixed Charges

   Interest expense........................              27,716            37,993            25,860

   Amortization of debt issuance costs.....                 --                --              1,217

   Interest portion of rent................               1,822             2,236             2,584
                                               ----------------  ----------------  ----------------

                                               $         29,538  $         40,229  $         29,661
                                               ================  ================  ================

Ratio of earnings to fixed charges                         2.4x              2.5x              4.4x
                                               ================  ================  ================


                                                      YEAR ENDED DECEMBER 31,
                                                                                     SIX MONTHS ENDED
                                                      -----------------------            JUNE 30,
                                                      1999              2000               2001
                                                ----------------  ----------------   ----------------

Earnings

   Income before income taxes and equity in
      income  (loss) of investees..........     $        105,288  $        197,429  $       (163,067)

   Interest expense........................               61,803           127,027            76,457

   Amortization of debt issuance costs.....                3,466             7,013            14,124

   Interest portion of rent................                3,481             4,567             4,182

   Less (earnings) loss of affiliates......                2,622               --                --
                                                ----------------  ----------------  ----------------

                                                $        176,660  $        336,036  $        (68,304)
                                                ================  ================  ================-

Fixed Charges

   Interest expense........................               61,803           127,027            76,457

   Amortization of debt issuance costs.....                3,466             7,013            14,124

   Interest portion of rent................                3,481             4,567             4,182
                                                ----------------  ----------------  ----------------

                                                $         68,750  $        138,607  $         94,763
                                                ================  ================  ================

Ratio of earnings to fixed charges                          2.6x              2.4x             -- x(1)
                                                ================  ================  ===============

(1) The ratio of earnings to fixed charges was less than 1:1 for the six months ended June 30, 2001. In order to achieve a ratio of earnings to fixed charges of 1:1, we would have had to generate an additional $163.1 million of earnings in the six months ended June 30, 2001.

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